                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 S3 INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          ----------------------------------------------------------------------
     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                          [S3 INCORPORATED LOGO]



                                 S3 INCORPORATED
                         2841 MISSION COLLEGE BOULEVARD
                              SANTA CLARA, CA 95054
                                 (408) 588-8000

                                 April 19, 2000


Dear Stockholder:

    I am pleased to invite you to S3 Incorporated's Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m. on Friday, May 26, 2000, at Techmart, 5201 Great America Parkway, Santa Clara, California.

    The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

    After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the postage-prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

    A copy of the Company's 1999 Annual Report to Stockholders is also enclosed.

    The Board of Directors and management look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/ Kenneth F. Potashner
                                        ----------------------------------------
                                        Kenneth F. Potashner
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                                 S3 INCORPORATED

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 2000

                                 ---------------

To the Stockholders of S3 Incorporated:

   S3 Incorporated will hold its Annual Meeting of Stockholders at 9:00 a.m. on Friday, May 26, 2000, at Techmart, 5201 Great America Parkway, Santa Clara, California.

   We are holding this meeting:

   -  to elect five directors;

   -  to approve an amendment to the Company's Employee Stock Purchase Plan;

   - to confirm the appointment of Ernst & Young LLP as the Company's independent auditors; and

   - to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

   Your Board of Directors has selected March 29, 2000 as the record date for determining stockholders entitled to vote at the meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 2841 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

   IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

                                        By Order of the Board of Directors

                                        /s/ Walter Amaral
                                        ----------------------------------------
                                        Walter Amaral
                                        Secretary

Santa Clara, California
April 19, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INFORMATION CONCERNING SOLICITATION AND VOTING..........................      1
Proposal 1 -- ELECTION OF DIRECTORS.....................................      2
  Directors and Nominees................................................      2
  Board Meetings and Committees.........................................      3
  Directors' Compensation...............................................      3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT............................................................      4

EXECUTIVE COMPENSATION..................................................      6
  Summary Compensation Table............................................      6
  Option Grants in Last Fiscal Year.....................................      7
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.............................................      7
  Pension and Long-Term Incentive Plans.................................      8
  Employment Agreements.................................................      8

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS ON EXECUTIVE COMPENSATION...................................      9
  Base Salary...........................................................      9
  Bonuses...............................................................      9
  Employee Profit Sharing Plan..........................................      9
  Stock Options.........................................................     10
  Stock Purchase Plan...................................................     10
  Compensation of Chief Executive Officer...............................     10

STOCK PRICE PERFORMANCE GRAPH...........................................     11

Proposal 2 -- TO APPROVE AN AMENDMENT TO THE EMPLOYEE STOCK
              PURCHASE PLAN OF S3 INCORPORATED..........................     12
  Summary of the 1993 Employee Stock Purchase Plan......................     12
  Proposed Amendment....................................................     12
  Federal Income Tax Consequences.......................................     12
  Required Approval.....................................................     12

Proposal 3 -- TO CONFIRM THE APPOINTMENT OF INDEPENDENT
              AUDITORS..................................................     12

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING.......................     13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................     13


                     ======================================
                       FOR DIRECTIONS TO THE MEETING, YOU
                        WILL FIND A MAP ON THE BACK COVER
                             OF THIS PROXY STATEMENT
                     ======================================

                                 S3 INCORPORATED

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

   This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of S3 Incorporated, a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at Techmart, 5201 Great America Parkway, Santa Clara, California, at 9:00 a.m. California time on Friday, May 26, 2000 and any adjournments thereof (the "Annual Meeting").

   Only those who owned the Company's Common Stock at the close of business on March 29, 2000, the record date for the Annual Meeting, can vote. As of the close of business on such date, the Company had 91,191,382 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

   You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. By voting in person, you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director, FOR the amendment to the Employee Stock Purchase Plan and FOR the confirmation of the selection of independent auditors.

   This year, registered stockholders can simplify their voting and save the Company expense by calling (877) 779-8683 or voting via the Internet at http://www.eproxyvote.com/siii. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on May 25, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

   Stockholders holding shares in the name of a bank or broker should follow the voting instructions on the form of proxy received. The availability of telephone and Internet voting will depend on their voting processes.

   Directors are elected by a plurality vote. Accordingly, the five nominees for director who receive the most votes cast in their favor will be elected. The other matters submitted for stockholder approval will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as a vote against such matter. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

   The Company will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Morrow & Co. to assist in the solicitation of proxies at a cost of approximately $5,000.

   This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 21, 2000.

                                    IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT YOUR SHARES CAN BE VOTED, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

   The Company's Bylaws provide that the Company shall have not less than three nor more than nine directors, with the exact number to be determined by the Board of Directors. Since last year's meeting, the Board of Directors has adopted a resolution decreasing the number of directors from six to five. Accordingly, five directors of the Company will be elected at the Annual Meeting for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Nominations for the Board of Directors may be made by stockholders of the Company following the procedures set forth in the Bylaws no later than the seventh day following the day notice of the Annual Meeting was mailed.

   Names of the Board of Directors' nominees and certain biographical information about them are set forth below:

   MR. KENNETH F. POTASHNER, age 42, has served as Chief Executive Officer, President and Chairman of the Board since November 1998. Mr. Potashner has been a director of Maxwell Technologies, Inc. since April 1996 and became Chairman of the Board of Maxwell Technologies in April 1997. From the time he joined Maxwell Technologies in April 1996 until October 1998, Mr. Potashner served as its President, Chief Executive Officer and Chief Operating Officer. From 1994 to April of 1996, he served as Executive Vice President, Operations for Conner Peripherals, Inc. From 1991 through 1994, Mr. Potashner was Vice President, Product Engineering, for Quantum Corporation. Mr. Potashner is also a member of the Board of Directors of Newport Corporation.

   MR. TERRY N. HOLDT, age 56, has served as Vice Chairman of the Board since November 1998. He previously served as Chairman of the Board from December 1997 to November 1998, and as a director since January 1992. Mr. Holdt served as the Company's Chief Executive Officer and President from December 1997 to October 1998 and from January 1992 to August 1996. Mr. Holdt served as Vice Chairman of the Board from August 1996 to December 1997. Mr. Holdt is currently President, Chief Executive Officer and a director of Entridia Corporation. He was Chairman of the Board of Paradigm Technology, Inc., a semiconductor company, from June 1991 to January 1992 and was its President and Chief Executive Officer from June 1988 to May 1991. From September 1986 to June 1988, Mr. Holdt held various executive positions at Linear Corporation, a manufacturer of electronic telemetry systems, where he was most recently President. From 1981 to 1985, he held various executive positions at Western Digital Corporation, a manufacturer of computer peripherals, where he was most recently Executive Vice President and Chief Operating Officer. Mr. Holdt holds a B.S.E.E. and an M.S.E.E. from the University of Illinois. Mr. Holdt is also a member of the Board of Directors of SenDEC Corporation, Maxoptix Corporation and Tropian Corp.

   DR. ROBERT P. LEE, age 47, has been a director of the Company since April 1994. Since February 1999, Dr. Lee has served as President and Chief Executive Officer of Inxight Software, Inc., a Xerox New Enterprise Company. From July 1997 to April 1998, Dr. Lee served as President and Chief Executive Officer of Formulab Neuronetics Corporation, a computer technology company. From March to May 1997, he served as Vice Chairman of Insignia Solutions plc, which provides Windows compatibility software for personal computers and workstations. From April 1995 to March 1997, Dr. Lee served as Chairman of Insignia Solutions, and from December 1993 to March 1997, he served as President and Chief Executive Officer of Insignia Solutions. From June 1990 to August 1992, Dr. Lee was Executive Vice President at Symantec Corporation, and from April 1988 to June 1990, he served as Senior Vice President at Shared Medical Systems, a supplier of software and computer services to the healthcare industry. Prior to April 1988, he worked at IBM for 11 years in technical and business management positions. Dr. Lee holds a B.A. in computer science from the University of California at Berkeley and an M.S. and a Ph.D. in computer science from the University of California at Los Angeles.

   DR. CARMELO J. SANTORO, age 58, has been a director of the Company since May 1992. He was the Chairman of the Board of Silicon Systems, Inc. from 1984 to 1991, and served as President and Chief Executive Officer of Silicon Systems, Inc. from 1982 through 1991. Dr. Santoro is currently a director of Dallas Semiconductor Corporation. He holds a B.S. in Science, Physics from Manhattan College and a Ph.D. in Solid State Physics from Rensselaer Polytechnic Institute.

   MR. JAMES T. SCHRAITH, age 42, has been a director of the Company since September 1999. He served as a director of Diamond Multimedia Systems Inc. ("Diamond") from March 1998 until the Company acquired Diamond in September

1999. Mr. Schraith is currently President of Quantum Technology Ventures, the venture capital subsidiary of Quantum Corporation. Mr. Schraith joined Quantum Corporation in October 1999 as Executive Vice President of Worldwide Sales & Corporate Marketing. From February 1998 to September 1999, Mr. Schraith was President & Chief Executive Officer of ShareWave, Inc., a developer of wireless networking products. From October 1996 to January 1998, Mr. Schraith was Vice-President and General Manager of the North America Division of Compaq Computer. Previously, Mr. Schraith was Chief Executive Officer and a director of the Cerplex Group, Inc. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director. Mr. Schraith is also a director of Semtech Corporation, ShareWave, Inc. and Digital Archaeology, Inc.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. KENNETH F. POTASHNER, MR. TERRY N. HOLDT, DR. ROBERT P. LEE, DR. CARMELO J. SANTORO AND MR. JAMES T. SCHRAITH AS DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors held six meetings during the year ended December 31, 1999. During that period, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves held during the period for which he has been a director.

   The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of outside directors. The Board of Directors has no standing nominating committee.

   The members of the Compensation Committee during 1999 were Robert P. Lee, Jim Schraith (Chairman) and Carmelo J. Santoro. The Compensation Committee held three meetings during 1999. The Compensation Committee's functions are to assist in the administration of, and the grant of options under, the 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company.

   The members of the Audit Committee during 1999 were Robert P. Lee, Carmelo J. Santoro (Chairman) and William J. Schroeder. The Audit Committee held four meetings during 1999. The Audit Committee's functions are to review the scope of the annual audit, monitor the external auditor's independence, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the confirmation of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year for which it is appointed.

DIRECTORS' COMPENSATION

   Employee directors (presently Mr. Potashner and Mr. Holdt) receive no additional compensation for service on the Board of Directors. Non-employee directors of the Company (presently consisting of Messrs. Lee, Santoro and Schraith) receive an annual retainer fee of $24,000, plus $1,000 for each Board meeting attended. Non-employee directors are reimbursed for their expenses for each meeting attended.

   Under the terms of the Company's 1989 Stock Plan, upon appointment to the Board, each non-employee director receives an option to purchase 40,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who will continue to serve as a member of the Board will automatically receive an option to purchase 20,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. See "Executive Compensation -- Employment Agreements" for a description of the compensation arrangements with Mr. Potashner who is an officer of the Company, as well as a director.

   In December 1998, each non-employee director who was serving as such on December 14, 1998 (consisting of Messrs. Lee and Santoro) was granted an option to purchase 100,000 shares of Common Stock (the "100,000 Share Option"). Such option grants were in lieu of the options that such directors would otherwise have been granted before the 2005 annual meeting of the Company's stockholders as described in the immediately preceding paragraph. Each 100,000 Share Option vests according to the following schedule: 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 1999; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2000; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2001; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2002; and 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2003. No shares vest for any non-employee director after that director has stopped serving on the Board. In addition, in 2000, each director other than Mr. Potashner was granted an additional option to purchase 20,000 shares of the Company's Common Stock. All options granted to a non-employee director as described in this paragraph or the immediately preceding paragraph become exercisable in full in the event of the termination of such director's service because of death or total and permanent disability or upon a change in control of the Company.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of March 1, 2000, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's current directors, (ii) each of the Company's executive officers listed on the Summary Compensation Table on page 6, (iii) all directors and executive officers of the Company as a group and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                      SHARES       PERCENTAGE
                                                   BENEFICIALLY    BENEFICIALLY
                                                     OWNED(1)     OWNED(1)(2)(3)
                                                   ------------   --------------
        Kenneth F. Potashner .....................   1,461,081          1.6%
        Terry N. Holdt ...........................     695,000            *
        Robert P. Lee ............................      80,000            *
        Carmelo J. Santoro........................      68,526            *
        James T. Schraith.........................       8,125            *
        Walter D. Amaral..........................      59,618            *
        Paul G. Franklin..........................     188,700            *
        Rick Bergman..............................      99,764            *
        Andy Wolfe................................      71,646            *
        All directors and executive officers
          as a group (Nine persons)...............   2,660,814          2.9%
        State of Wisconsin Investment Board(4)....   4,894,840          5.4%
          P.O. Box 7842
          Madison, WI 53707
        Via Technologies, Inc.(5) ................  13,198,000         14.7%
          BF, No. 553 Chung-Chen Road
          Hsing-Tian, Taipei
          Taiwan

----------

 *  Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes shares issuable upon exercise of options within 60 days of March 1, 2000 as follows: Kenneth F. Potashner, 1,459,081; Terry N. Holdt, 695,000; Robert P. Lee, 80,000; Carmelo J. Santoro, 68,536; James T. Schraith, 8,125; Walter D. Amaral, 59,618; Paul G. Franklin, 175,302; Rick Bergman, 95,764; and Andy Wolfe, 71,646.

(4) The number of shares beneficially owned is based on information contained in a report on Schedule 13G (Amendment No. 2), dated February 10, 2000, filed by the State of Wisconsin Investment Board. The report states that the State of Wisconsin Investment Board has sole voting power and sole dispositive power with respect to all shares listed in the table.

(5) The number of shares beneficially owned is based on information contained in a report on Schedule 13D, dated February 24, 2000, filed by Via Technology, Inc. and its affiliates, Viabase, Inc., Timtech Co. and Tim Chen. Via Technology, Inc. shares with such affiliates voting power and sole dispositive power with respect to all shares listed in the table.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 1999 of
(i) the Company's Chief Executive Officer as of December 31, 1999 and (ii) the Company's four other most highly compensated executive officers as of December 31, 1999 (the "Named Officers").

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                           ---------------------
                                                                                AWARDS
                                                    ANNUAL COMPENSATION    ---------------------
                                                   ---------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR   SALARY($)    BONUS($)       OPTIONS(#)
---------------------------                 ----   ---------    --------   ---------------------
Kenneth F. Potashner(1).................    1999    509,615     261,869                0
  Chairman, President and                   1998     69,231           0        4,500,000
  Chief Executive Officer

Walter D. Amaral(2).....................    1999    254,808      75,000                0
  Senior Vice President and                 1998    250,001           0           30,000
  Chief Financial Officer                   1997     80,770      41,666          640,000

Paul G. Franklin........................    1999    278,010      77,763          155,000
  President, Multimedia Division            1998    259,210           0          130,000
                                            1997    236,479      75,000          219,631

Andrew Wolfe(3).........................    1999    193,654     157,000           30,000
 Chief Technical Officer


Richard Bergman(4)......................    1999    193,653      57,000                0
  Vice President and General Manager,       1998    189,230      38,729          120,000
  Mobile And Integrated Products            1997     81,856      15,000           70,000

----------

(1) Mr. Potashner joined the Company as President and Chief Executive Officer in October 1998 and was elected Chairman of the Board in November 1998. See "Executive Compensation--Employment Agreements."

(2) Mr. Amaral joined the Company in August 1997 as Senior Vice President and Chief Financial Officer.

(3) Mr. Wolfe became Chief Technical Officer in May 1999.

(4) Mr. Bergman joined the Company in June 1997.

STOCK OPTIONS

   The following tables summarize option grants to, and exercises by, the Named Officers and directors during fiscal 1999, and the value of the options held by each such person at the end of fiscal 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                          POTENTIAL
                      ------------------------------------------------     REALIZABLE VALUE AT
                       NUMBER OF      % OF                               ASSUMED ANNUAL RATES OF
                      SECURITIES  TOTAL OPTIONS                          STOCK PRICE APPRECIATION
                      UNDERLYING    GRANTED TO    EXERCISE                  FOR OPTION TERM(4)
                       OPTIONS     EMPLOYEES IN    PRICE    EXPIRATION   ------------------------
NAME                  GRANTED(1)   FISCAL YEAR   ($/SH)(2)   DATE(3)        5%($)        10%($)
                      ----------  -------------  ---------  ----------     -------      ---------
Andrew Wolfe ......     30,000         0.6%        6.88      1/13/09       129,804        328,948

Paul G. Franklin ..     30,000         0.6%        6.88      1/13/09       129,804        328,948
                       130,000         2.4%        8.94      9/23/09       730,901      1,852,274

----------

(1) Unless otherwise noted, options vest ratably on a daily basis over a four-year period commencing on the date of grant and become exercisable as to vested options beginning six months from the date of grant.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) Unless otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                           SECURITIES UNDERLYING            VALUE OF
                                                                UNEXERCISED                UNEXERCISED
                                                                 OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                            DECEMBER 31, 1999(#)      DECEMBER 31, 1999($)(2)
                       SHARES ACQUIRED       VALUE       --------------------------  --------------------------
NAME                    ON EXERCISE(#)   REALIZED($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                   ---------------   --------------  -----------  -------------  -----------  -------------
Kenneth F. Potashner..     696,900         4,763,986      1,678,100     2,125,000    14,107,367    17,864,343
Walter D. Amaral......      60,000           292,500        130,626       159,374       847,243     1,042,276
Paul G. Franklin......           0                 0        183,936       251,648     1,171,849     1,084,891
Andrew Wolfe..........           0                 0         72,797        94,503       443,411       562,781
Richard Bergman.......           0                 0         90,036        99,964       580,895       655,450

----------

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 1999 ($11.563 per share) minus the exercise price.

PENSION AND LONG-TERM INCENTIVE PLANS

   The Company has no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

   In October 1998, the Company entered into an agreement with Kenneth F. Potashner (the "Potashner Employment Agreement"), pursuant to which Mr. Potashner is employed as the President, Chief Executive Officer and Chairman of the Board at a base salary of $500,000 per year. The agreement has a three year term. Mr. Potashner is eligible to receive an annual cash bonus of up to 200% of his base salary, with the cash bonus payable after the first year of the Potashner Employment Agreement guaranteed to be at least $250,000. Mr. Potashner also received two options to purchase an aggregate of 4,500,000 shares of Common Stock of the Company. One option for 1,500,000 shares (the "1,500,000 Share Option") vests upon the earliest of (i) six months from the date Mr. Potashner was hired by the Company, (ii) a change in control of the Company, (iii) the termination of Mr. Potashner's employment without cause or (iv) the termination of Mr. Potashner's employment following the occurrence of, among other things, a diminution in Mr. Potashner's duties or a reduction in Mr. Potashner's compensation, each of which is deemed a "constructive termination" and treated similarly to a termination without cause. The 1,500,000 Share Option vested in April 1999, six months after the Company hired Mr. Potashner. The second option for 3,000,000 shares (the "3,000,000 Share Option") vests over a four-period in accordance with the following schedule: 750,000 shares vested on the first anniversary of Mr. Potashner's employment with the Company; thereafter, the remaining options vest in equal monthly installments of 62,500 shares. In addition, Mr. Potashner is eligible for a one-time "special cash bonus" on the third anniversary of the date of his employment if the Company's Common Stock has not achieved a $4.67 per share increase in value as determined from the date of Mr. Potashner's employment. The one-time special cash bonus, if payable, will be equal to $7,000,000 less an amount which adjusts for any increase in the share price of the Company's Common Stock above the exercise price per share of the 1,500,000 Share Option. This one-time special cash bonus may also be payable in the event Mr. Potashner's employment is terminated without cause. The Potashner Employment Agreement also provides that, in the event that Mr. Potashner's employment is terminated without cause, the special cash bonus described above shall be calculated and paid as of the date of Mr. Potashner's termination, and the Company will continue to pay Mr. Potashner his salary and maximum bonus for twelve months following his termination. During such twelve-month period, Mr. Potashner's employee benefits and the vesting on the 3,000,000 Share Option will continue. If termination without cause occurs following a change in control of the Company, the twelve-month period for compensation and benefit continuation will be extended to eighteen months, and Mr. Potashner will receive an additional cash payment to the extent that the sum of his continued compensation, special cash payment and the net exercise value of the 3,000,000 Share Option does not exceed $10,000,000. In addition, if the post-change in control termination occurs after October 31, 2000, the 3,000,000 Share Option will be vested as to any shares that cannot vest during the eighteen-month period.

   When Mr. Potashner became President, Chairman and Chief Executive Officer in 1998, Mr. Holdt, who formerly held those positions, became Vice Chairman of the Company. Mr. Holdt currently receives a salary of $2,000 per month or, in the event the time he spends on company business exceeds 20 hours a month, $3,000 per single day, $5,000 for a consecutive two-day period and $10,000 per week of continuous service pursuant to a consulting agreement. Pursuant to the agreement, in January 1998 Mr. Holdt received a non-qualified stock option of 500,000 shares with a vesting period of one year and participation in the Executive Bonus Plan. In addition, in his capacity as Vice Chairman, Mr. Holdt is entitled under the agreement to receive a non-qualified stock option of 20,000 shares at each regular annual meeting of the Company's stockholders at which he is re-elected as a director, which option shall vest and become exercisable at the rate of 25% on each one year anniversary of the date of grant. The agreement may be terminated by either Mr. Holdt or the Company at any time with or without cause.

   In September 1998, the Company entered into an Involuntary Termination Agreement with each of Messrs. Amaral, Franklin and Wolfe which provides for a severance payment by the Company to each of them if they are involuntarily terminated other than for cause. Each severance payment would be paid in a lump sum amount equal to six months of the individual's base salary plus one month of base salary for every full year of that individual's service to the Company. In addition, each Involuntary Termination Agreement provides that the term for exercise of any outstanding options will be extended until six months after the date of termination, although vesting shall cease as of that date.

   In December 1998 the Company adopted an Executive Retention Incentive Program pursuant to which Messrs. Amaral, Franklin and Wolfe will each be entitled to receive $250,000 on the latest of, (i) November 11, 2000, (ii) the date that the Company's United Semiconductor Corporation ("USC") shares are free tradable and are traded on either the Taiwan nation stock exchange or another national stock exchange or (iii) the sale of substantially all of USC, provided that he continues to be employed by the Corporation on such date. As a result of the merger between USC and UMC, in January 2000, the Company's USC shares were exchanged for UMC shares that are traded on the Taiwan national stock exchange. Therefore, under the terms of the Executive Retention Incentive

Program, Messrs. Amaral, Franklin and Wolfe will each be entitled to received $250,000 on November 11, 2000, provided they continue to be employed by the Company on that date, and accordingly an accrual of $750,000 was made in the first quarter of 2000.

   In December 1999, the Company sold to Messrs. Potashner, Amaral and Wolfe 654,717, 191,179 and 191,179 shares of RioPort.com, Inc. common stock, for the aggregate purchases prices of $261,232, $76,280 and $76,280, respectively. The Company loaned to each of these officers substantially all of the purchase price of the common stock purchased. Each loan is evidenced by the officer's full recourse promissory note and is secured by the officer's RioPort.com, Inc. common stock purchased. The loans accrue interest at the rate of 5.75% per year and are due on December 8, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Company's compensation programs and policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is made up entirely of non-employee directors. It is the philosophy of the Company that executive compensation be directly linked to the interests of the Company's stockholders and therefore to financial objectives that the Company believes are primary determinants of long-term stockholder value. The compensation policies of the Company are designed to set its executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of companies of similar size and marketplace orientation.

   It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1989 Stock Option Plan and the Executive Bonus Plan are structured to permit awards under such plans to qualify as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible and, in the case of Mr. Potashner's options, has determined that such options shall not qualify as performance-based compensation.

   In October 1998, Mr. Kenneth F. Potashner joined the Company as President and Chief Executive Officer. In November 1998, he was elected Chairman of the Board.

   There are four primary components of executive compensation: Base Salary, Bonus, Employee Profit Sharing Plan and Stock Options.

BASE SALARY

   Base salaries for fiscal 1999 reported herein were determined by the Compensation Committee. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Compensation Committee takes into consideration the overall performance of the Company, the Chief Executive Officer's evaluation of individual executive officer performance and independent compensation surveys such as the Radford Survey for Fabless Semiconductor Companies in the $500 million revenue range. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. The Compensation Committee independently determines the base salary for the Chief Executive Officer by: (a) examining the Company's performance against its preset goals, (b) examining the Company's performance within the semiconductor industry, (c) evaluating the overall performance of the Chief Executive Officer and (d) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor, computer graphics and personal computer software industries. In 1999, Mr. Potashner was paid a total salary of $509,615 in his capacity as President and Chief Executive Officer.

BONUSES

   The Executive Bonus Plan is a cash-based incentive bonus program providing for the payment to each named executive officer of cash bonuses that are directly related to the earnings per share (EPS), profitability and gross revenues of the Company. Based on the Company's performance as of June 30, 1999, Messrs. Potashner, Amaral, Franklin, Wolfe and Bergman were paid bonuses of $261,869, $75,000, $77,763, $57,000 and $57,000, respectively. Mr. Wolfe was paid an additional discretionary bonus of $100,000.

EMPLOYEE PROFIT SHARING PLAN

   The Employee Profit Sharing Plan is a nonqualified current cash profit sharing plan under which all employees of the Company, including officers, are eligible to receive, on an annual basis, an equal amount of pre-tax profits, prorated for service with the Company during 1999, as a cash bonus. For fiscal 1999, there were no payments made to executive officers under the plan.

STOCK OPTIONS

   The Compensation Committee grants options under the 1989 Stock Plan with an exercise price equal to the fair market value on the date of grant. The grants are intended to be competitive in order to retain and motivate key executives and to provide a direct link with the interests of the stockholders of the Company. The Compensation Committee, in making its determination as to grant levels, takes into consideration: (i) prior award levels, (ii) award levels necessary to replace particular executives, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the executive's direct ownership of the Company's shares, (v) the number of options vested and nonvested, and (vi) the options outstanding as a percentage of total shares outstanding. The 1989 Stock Plan limits the total number of shares subject to options that may be granted to a participant during any fiscal year to 1,500,000 shares. That fiscal year limit was raised to 4,500,000 shares for 1998 only.

STOCK PURCHASE PLAN

   The Company maintains a qualified employee stock purchase plan to encourage employees to own Company stock, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to market price with up to 10% of their salaries, not to exceed 2,000 shares, per six month period. The number of shares that may be purchased by each participant is limited by applicable tax laws.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

   In October 1998, the Company entered into the Potashner Employment Agreement with Kenneth F. Potashner, the Company's Chairman, President and Chief Executive Officer. The terms of the Potashner Employment Agreement were negotiated with and approved by the Compensation Committee and the Board of Directors. See "Executive Compensation -- Employment Agreements."

   The foregoing report has been furnished by the Compensation Committee of the Board of Directors of S3 Incorporated:

                             Carmelo J. Santoro
                             Robert P. Lee
                             James T. Schraith, Chairman

                          STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and The Nasdaq Electronic Components Stock Index. The comparison assumes the investment of $100 on December 31, 1994 (the last trading day before the beginning of the Company's fifth preceding fiscal year) based on the closing price of the Company's Common Stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG S3 INCORPORATED, THE NASDAQ STOCK
      MARKET INDEX (U.S.) AND THE NASDAQ ELECTRONIC COMPONENTS STOCK INDEX



                                    [GRAPH]



----------------------------------------------------------------------------------------------
                                   12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
----------------------------------------------------------------------------------------------
S3 Incorporated                       100       223       206       63        93       146
----------------------------------------------------------------------------------------------
Nasdaq Stock Market (U.S.)            100       141       173       213      300       542
----------------------------------------------------------------------------------------------
Nasdaq Electronic Components Index    100       165       286       300      464       910
----------------------------------------------------------------------------------------------

              PROPOSAL 2-- TO APPROVE AN AMENDMENT TO THE EMPLOYEE
                     STOCK PURCHASE PLAN OF S3 INCORPORATED

SUMMARY OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

   The 1993 Employee Stock Purchase Plan, which was approved by the stockholders in April of 1994, gives eligible employees an opportunity to purchase shares of the Company's Common Stock at a price below their market value and to pay for the purchases through payroll deductions. In April of 1998, the stockholders approved an amendment to the 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") increasing the number of shares of Common Stock available for sale to employees from 1,400,000 to 2,800,000.

   There are approximately 1,000 individuals eligible to participate in the Stock Purchase Plan. There are currently 285,340 shares of Common Stock reserved for issuance under the Stock Purchase Plan. The fair market value of the Company's Common Stock subject to purchase on March 1, 2000 was $17.63 per share.

   The Company believes that the availability of an adequate reserve of shares available for issuance under the Stock Purchase Plan will benefit the Company by providing employees with an opportunity to acquire shares of the Company's stock and will help the Company attract, retain and motivate valued employees. The Company believes that it is prudent to establish and maintain a share reserve sufficient for the number of shares issuances to employees required for a two-year period. Under the proposed amendment, an additional 2,000,000 shares of Common Stock will be added to the shares currently authorized under the Stock Purchase Plan.

PROPOSED AMENDMENT

   The amendment, which is subject to stockholder approval, amends and restates
Section 3 of the Stock Purchase Plan to read as follows:

   "SECTION 3. SHARES AUTHORIZED.

        "The maximum aggregate number of shares which may be offered under the Plan shall be 4,800,000 shares of stock, subject to adjustment as provided in
   Section 13 hereof."

FEDERAL INCOME TAX CONSEQUENCES

   The proposed amendment with have no effect upon the tax consequences to participants or the Company.

REQUIRED APPROVAL

   The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment of the Stock Purchase Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment to the Company's Stock Purchase Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

        PROPOSAL 3 -- TO CONFIRM THE APPOINTMENT OF INDEPENDENT AUDITORS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 2000, subject to confirmation by the stockholders. Ernst & Young has audited the Company's financial statements since April 13, 1998. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

   On March 31, 1998, the Company informed Deloitte & Touche LLP ("Deloitte"), its former independent accountants, that effective immediately they had been dismissed as the Company's principal independent accountants. Representatives of Deloitte are not expected to be present at the Company's Annual Meeting.

   Deloitte's Report dated January 23, 1998 on the Company's financial statements for the year ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

   The decision to dismiss was recommended by the Audit Committee, and approved by the Board of Directors, of the Company.

   During the Company's fiscal year ended December 31, 1997, and through March 31, 1998, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte's satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with their Report on the financial statements for such periods, except as follows: In connection with the audit of the Company's financial statements for the year ended December 31, 1997, there was a disagreement between Deloitte and the Company regarding the appropriate period in which to recognize the gain on the sale of stock of an investee. Deloitte believed that recognition of such gain should be deferred until the period in which the exchange actually occurred (first quarter of 1998) while the Company initially believed that recognition of such gain was appropriate in the period the irrevocable contract was signed (fourth quarter of 1997). Recognition of the gain was deferred as proposed by Deloitte. On January 21, 1998, Deloitte discussed this disagreement with the Audit Committee of the Company. The Company has authorized Deloitte to respond fully to the inquiries of the successor accountant concerning the subject matter of such disagreement.

   During the Company's fiscal years ended December 31, 1997 and 1998 there were no reportable events.

   During the fiscal year ended December 31, 1997 and the subsequent interim period to the date Ernst & Young was engaged, the Company did not consult Ernst & Young regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on financial statements; or (iii) any matter that was the subject of a disagreement.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

   Proposals of stockholders of the Company that are intended to be included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 11, 2000.

   A stockholder proposal not included in the Company's proxy statement for the 2001 Annual Meeting will be ineligible for presentation at that meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the applicable provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders fewer than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to obtain additional information as to the proper form and content of notices of stockholder proposals.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 1999 except that Mr. Schroeder, who was a director of the Company, amended his Form 3 after recently discovering that he inadvertently did not report his ownership of the Company's 5-3/4% Convertible Subordinated Notes Due 2003.

                                  OTHER MATTERS

   The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies, unless otherwise instructed.

   Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                        By Order of the Board of Directors.


                                        /s/ Walter Amaral
                                        Walter Amaral
                                        Secretary

Santa Clara, California
April 19, 2000

   UPON WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 2841 MISSION COLLEGE BOULEVARD, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT AS OF MARCH 29, 2000, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                S3 INCORPORATED'S ANNUAL MEETING OF STOCKHOLDERS

                                    TECHMART
                           5201 GREAT AMERICA PARKWAY
                             SANTA CLARA, CALIFORNIA
                                 (408) 562-6111
                              (408) 562-5703 (FAX)

               [MAP]

                                    DIRECTIONS:

                                    FROM SAN JOSE

                                    Highway 101 North to Great America Parkway exit. Turn right onto Great America Parkway, go 1 1/2 miles. Techmart will be on your right at the intersection of Bunker Hill Lane.

                                    FROM SAN FRANCISCO

                                    Highway 101 South to Great America Parkway exit. Turn left onto Great America Parkway, go 1 1/2 miles. Techmart will be on your right at the intersection of Bunker Hill Lane.

                                    FROM OAKLAND

                                    Highway 880 South -- exit Route 237 West. At fifth light (3 miles), make a left onto Great America Parkway. Techmart is the first building on your left at the intersection of Bunker Hill Lane.

                                    FROM SANTA CRUZ

                                    Highway 17/880 North -- exit 101 North. Turn right onto Great America Parkway, go 1 1/2 miles. Techmart will be on your right at the intersection of Bunker Hill Lane.


                                    TECHMART IS CONVENIENTLY LOCATED IN SANTA
                                    CLARA ON GREAT AMERICA PARKWAY, BETWEEN
                                    HIGHWAY 101 AND 237. THE WESTIN HOTEL AND
                                    SANTA CLARA CONVENTION CENTER ARE RIGHT NEXT
                                    DOOR, AND SAN JOSE INTERNATIONAL AIRPORT IS
                                    ONLY 10 MINUTES AWAY. AMPLE PARKING IS
                                    AVAILABLE.

                  ============================================
                       For directions to the meeting, you
                      will find a map on the back cover of
                              this Proxy Statement
                  ============================================


                                      PROXY

                                 S3 INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


PROXY The undersigned hereby authorizes KENNETH F. POTASHNER, TERRY N. HOLDT AND WALTER D. AMARAL as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of S3 Incorporated (the "Company") to be held on May 26, 2000, or at any postponements or adjournments thereof on the matters set forth on the reverse side.


                                  ------------
                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE
                                  ------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.  Proposal to elect Mr. Kenneth F. Potashner, Mr. Terry N. Holdt, Dr. Robert
    P. Lee, Dr. Carmelo J. Santoro and Mr. James T. Schraith as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR ALL NOMINEES   [ ]        WITHHOLD FROM ALL NOMINEES [ ]

[ ] _____________________________________________________
    For all nominees except as noted above

2. Proposal to approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares of the Company's common stock available to be offered under such plan.

               FOR             AGAINST             ABSTAIN

               [ ]               [ ]                 [ ]

3. Proposal to confirm the appointment of Ernst & Young LLP as the Company's Independent Auditors.

               FOR             AGAINST             ABSTAIN

               [ ]               [ ]                 [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

               FOR             AGAINST             ABSTAIN

               [ ]               [ ]                 [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature: _______________ Date: _____    Signature: _______________ Date: _____